Exhibit 99.1

Tallgrass Energy Announces Agreement for the Purchase of its Publicly-Held Class A Shares by Blackstone Infrastructure Partners

Leawood, Kan., December 16, 2019 – Tallgrass Energy, LP (NYSE: TGE) today announced that it has entered into a definitive merger agreement pursuant to which affiliates of Blackstone Infrastructure Partners together with affiliates of Enagas, GIC, NPS and USS (collectively with Blackstone Infrastructure Partners, the “Sponsors”) will acquire all of the publicly-held outstanding Class A Shares of TGE for $22.45 in cash per Class A Share.

The transaction is expected to close in the second quarter of 2020, subject to the satisfaction of customary conditions, including approval of the merger by holders of a majority of the outstanding Class A and Class B Shares of TGE, voting together as a single class, inclusive of the approximately 44 percent of the total Class A and Class B Shares held by the Sponsors. Upon closing of the transaction, the Class A Shares will cease to be publicly traded. Pursuant to the merger agreement, TGE has agreed not to pay distributions during the pendency of the transactions contemplated by the merger agreement.

The Conflicts Committee of the Board of Directors of Tallgrass Energy GP, LLC, TGE’s General Partner (“TGE GP”), after consultation with its independent legal and financial advisors, unanimously approved the transaction and determined it to be in the best interests of TGE and its public shareholders.

The Sponsors expect to fund the purchase of the Class A Shares with approximately $3 billion of equity, with the remainder of the funding necessary to consummate the transaction provided by debt.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC served as financial advisors and Vinson & Elkins L.L.P. acted as legal advisor to Blackstone Infrastructure Partners. Latham & Watkins LLP acted as legal advisor to Enagas. Sidley Austin LLP acted as legal advisor to GIC.

Evercore Group LLC served as the financial advisor and Bracewell LLP acted as legal advisor to the Conflicts Committee of the Board of Directors of TGE’s General Partner.

Baker Botts L.L.P. acted as legal advisor to TGE.

About Tallgrass Energy

Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with $554 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Infrastructure is one of Blackstone’s most active investment areas. Over the last 15 years, we have invested in more than $45 billion of infrastructure-related projects globally. Blackstone’s approach to infrastructure investing is one that puts a focus on responsible stewardship and community engagement. In areas such as clean power, energy transmission, communications technology, and many others, we have helped move forward sustainable projects that drive local economic growth and job creation, and enhance quality of life. In doing so, we work closely with civic stakeholders to help make sure that critical infrastructure is developed in a responsible manner that is responsive to community needs.

About Enagas

Enagás is a leading international energy company with 50 years’ experience. It is one of the companies with the most LNG terminals in the world. It has a presence in Spain, the USA, Mexico, Chile, Peru and Greece. It is also one of the shareholders in the Trans Adriatic Pipeline (TAP), which will connect Greece, Albania and Italy to bring natural gas from the Caspian Sea to Europe. The company is certified as a Transmission System Operator (TSO) by the European Union and is an international benchmark in the development and operation of gas networks. It owns more than 12,000 km of gas pipelines, three strategic storages and nine regasification plants. In Spain, Enagás is the Technical Manager of the Gas System and has developed the country’s key gas infrastructures, making it a model within Europe.

Listed on the IBEX 35 Spanish stock market, Enagás has also been present in the main sustainability indexes such as the Dow Jones Sustainability Index (DJSI), for eleven consecutive years. The company is the world leader of its sector, according to the latest DJSI revision.

Enagás is also committed to the fight against climate change through initiatives to promote the use of renewable gases, such as biomethane and hydrogen, and through the development of actions for energy efficiency and sustainable mobility. For more information about Enagás: www.enagas.es

Twitter: @enagas

About GIC

GIC is a leading global investment firm established in 1981 to manage Singapore’s foreign reserves. As a disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including equities, fixed income, private equity, real estate and infrastructure. In infrastructure, GIC’s primary strategy is to invest directly in operating assets with a high degree of cash flow visibility and which provide a hedge against inflation. GIC has investments in over 40 countries. Headquartered in Singapore, GIC employs over 1,500 people across 10 offices in key financial cities worldwide. For more information on GIC, please visit www.gic.com.sg or LinkedIn.

About NPS

NPS is a public pension fund in South Korea with assets under management of KRW 714.3 trillion ($620 billion) as at September 30, 2019. Established in 1988, the purpose of the fund is to maximize investment return while maintaining long-term fiscal stability to stabilize and promote public livelihood and welfare in the Korea. With a distinct risk-return profile from traditional asset classes, alternative investments portfolio of NPS has contributed to generating sustainable returns for the total portfolio. NPS is headquartered in Korea and has 3 overseas offices in New York, London, and Singapore. For more information about NPS, please visit fund.nps.or.kr

About USS

USSL is the corporate trustee of one of the largest private sector pension funds in the UK with assets under management of £68 billion as at 31 March 2019 and over 400,000 members across more than 350 universities and other higher education and associated institutions in the UK.

USSL, through its investment manager, USSIM, is a long-term owner of assets with a track record of investing in infrastructure and infrastructure-like businesses.

Additional Information and Where to Find It

In connection with the transactions referred to in this press release, TGE expects to file with the Securities and Exchange Commission (“SEC”) and mail to TGE’s security holders a proxy statement and other relevant documents. This material is not a substitute for the proxy statement or for any other document that TGE may file with the SEC and send to TGE’s security holders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF TGE ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by TGE through the website maintained by the SEC at http://www.sec.gov.

Copies of the documents filed with the SEC by TGE will be available free of charge through TGE’s website at www.tallgrassenergy.com, in the “Investor Relations” tab near the top of the page, or by contacting TGE’s Investor Relations Department at (913) 928-6012.

Participants in Solicitation

TGE GP’s and its affiliates’ directors, officers and employees may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of TGE GP may be found in TGE’s 2018 Form 10-K filed with the SEC on February 8, 2019 and any subsequent Current Reports on Form 8-K and statements of changes in beneficial ownership filed with the SEC after the filing of TGE’s 2018 Form 10-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Information Concerning Forward-Looking Statements

Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this material include the expected consideration to be received in connection with the closing of the proposed transaction, whether the proposed transaction will be consummated before the end of the second quarter of 2020 or at all and whether any of the conditions to the Merger will be satisfied. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE and TGE GP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the SEC.

Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Tallgrass Energy

Investor and Financial Inquiries

Nate Lien, 913-928-6012

investor.relations@tallgrassenergylp.com

or

Media and Trade Inquiries

Phyllis Hammond, 303-763-3568

phyllis.hammond@tallgrassenergylp.com

Blackstone:

Paula Chirhart, 212-583-5011

paula.chirhart@blackstone.com